Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of August 9, 2019 (this “Agreement”), is by and among (i) OceanFirst Financial Corp., a Delaware corporation (“Parent”), (ii) Joseph Murphy, Sr. (“Sr.”), (iii) JoAnn Murphy (“JM”) and (iv) Value Investors, Inc. (“Value” and, together with JM, the “Shareholders” and, each, a “Shareholder”). The Shareholders and Sr. are collectively referred to herein as the “Shareholder Parties” and, each, a “Shareholder Party”. Capitalized terms used herein and not defined herein shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Country Bank Holding Company, Inc., a New York corporation (the “Company”), Parent and Midtown Merger Sub Corp., a New York corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, (i) Merger Sub will merge with and into the Company (the “First-Step Merger”), with the Company surviving as a wholly-owned Subsidiary of Parent, (ii) immediately thereafter, the Company, as the surviving corporation in the First-Step Merger, will merge with and into Parent (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”), with Parent being the surviving corporation in the Second-Step Merger and (iii) at the Effective Time, the shares of common stock, par value $0.10 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the Exception Shares) will, without any further action on the part of the holder thereof, be automatically converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, and except as otherwise specifically set forth herein, each Shareholder is the record and beneficial owner of, has the sole right to dispose of and has the sole right to vote, the number of shares of Company Common Stock set forth below such Shareholder’s signature on the signature page hereto (such shares of Company Common Stock, together with any other capital stock of the Company acquired by either Shareholder after the execution of this Agreement and any other securities issued by the Company that are entitled to vote on the adoption of the Merger Agreement held or acquired by either Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”);

WHEREAS, as used herein, (a) the term “Value Shares” means the Shares held by Value and (b) the term “Pledged Shares” means only that number of Shares held by JM that is set forth on the signature page hereto opposite the heading “Encumbrances:”;

WHEREAS, receiving the Requisite Company Vote is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as a condition and an inducement for Parent to enter into the Merger Agreement and incur the obligations therein, Parent has required each of the Shareholder Parties enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Agreement to Vote; Restrictions on Voting and Transfers; Waiver of Dissenter’s Rights.

(a)    Agreement to Vote the Shares. From the date hereof until the Expiration Time (the “Voting Period”), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following matters, (x) with respect to all Shares held of record by such

Shareholder, each Shareholder hereby irrevocably and unconditionally agrees to and (y) with respect to all of the Value Shares, each of JM and Sr. hereby irrevocably and unconditionally agrees to cause Value to:

(i)    appear at such meeting or otherwise cause all of such Shares to be counted as present thereat for purposes of calculating and establishing a quorum; and

(ii)    vote or cause to be voted all of such Shares, (A) in favor of (1) the adoption of the Merger Agreement, the First-Step Merger and the other transactions contemplated by the Merger Agreement and (2) the adjournment or postponement of the Company Meeting, if (x) as of the time for which the Company Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or (y) on the date of the Company Meeting, the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote, (B) against any Acquisition Proposal, without regard to any recommendation to the shareholders of the Company by the Board of Directors of the Company concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (C) against any agreement, amendment of any agreement or amendment of any organizational document (including the Company Certificate and the Company Bylaws), or any other action that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage any of the transactions contemplated by the Merger Agreement and (D) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement or in any representation or warranty of the Company in the Merger Agreement becoming untrue or incorrect.

(b)    Restrictions on Transfers.

(i)    Each Shareholder hereby agrees that, from the date hereof until the date of termination of the Merger Agreement in accordance with its terms, such Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose, or enter into any agreement, arrangement or understanding to take any of the foregoing actions with respect to (each, a “Transfer”), any Shares, other than a Transfer of Shares for bona fide estate planning purposes to such Shareholder’s (A) affiliates (as defined in the Merger Agreement) or (B) immediate family members (together, “Permitted Transferees”); provided that as a condition to such Transfer, such Permitted Transferee shall be required to execute a joinder to this Agreement; provided, further, that such Transferring Shareholder shall remain jointly and severally liable for any breaches by any such Permitted Transferee of the terms hereof. Each Shareholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares owned by such Shareholder and that this Agreement places limits on the Transfer of such Shareholder’s Shares.

(ii)    Each of JM and Sr. hereby agrees that, from the date hereof until the date of termination of the Merger Agreement in accordance with its terms, such party shall not, directly or indirectly, Transfer any shares of capital stock of Value, other than a Transfer thereof for bona fide estate planning purposes to such party’s Permitted Transferees; provided that as a condition to such Transfer, such Permitted Transferee shall be required to execute a joinder to this Agreement with respect to the Value Shares; provided, further, that such Transferring party shall remain jointly and severally liable for any breaches by any such Permitted Transferee of the terms hereof.

(c)    Transfer of Voting Rights. Each Shareholder hereby agrees that such Shareholder shall not, and each of JM and Sr. shall cause Value not to, deposit any of the Shares or shares of capital stock of Value in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of such Shareholder under this Agreement with respect to any of the Shares.

(d)    Acquired Shares. Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by any Shareholder or any of such Shareholder’s controlled affiliates (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household), including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of the Company, if any, after the execution hereof (in each case, a “Share Acquisition”) shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof. If any controlled affiliate (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household) of such Shareholder acquires Shares by way of a Share Acquisition, such Shareholder will cause such controlled affiliate to comply with the terms of this Agreement applicable to such Shareholder.

(e)    No Inconsistent Agreements. Each Shareholder and Sr. shall not enter into any agreement, contract or understanding with any person (as defined in the Merger Agreement) prior to the termination of this Agreement in accordance with its terms, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.

(f)    Waiver of Dissenter’s Rights. Each Shareholder Party hereby waives any appraisal or dissenter’s rights that such Shareholder Party may have under applicable Law with respect to the transactions contemplated by the Merger Agreement.

Section 2.    Grant of Irrevocable Proxy.

(a)    In furtherance of Section 1, each Shareholder hereby irrevocably appoints Parent and up to two (2) of Parent’s designated representatives, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution) for and in the name, place and stead of such Shareholder, to attend all meetings (whether annual or special and each adjournment or postponement thereof) of the Company’s shareholders, however called, and to vote such Shareholder’s Shares at any such meeting of the shareholders of the Company (or any adjournment or postponement thereof) or in any action by written consent of the shareholders of the Company in lieu of such a meeting, in each case, solely on the matters and in the manner specified in Section 1 hereof (each, an “Irrevocable Proxy”). Each Irrevocable Proxy shall expire on the first day after the expiration of the Voting Period.

(b)    Each Shareholder hereby affirms that the Irrevocable Proxy granted by such Shareholder pursuant to this Section 2 is given by such Shareholder in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such Irrevocable Proxy has been granted to secure the performance of the duties of such Shareholder under this Agreement.

(c)    Each Irrevocable Proxy granted pursuant to this Section 2 is deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. Each Shareholder hereby revokes any and all prior proxies granted by such Shareholder to the extent inconsistent with the Irrevocable Proxy granted pursuant to this Agreement. Each Irrevocable Proxy granted hereunder shall terminate, and any underlying appointment shall automatically be revoked and rescinded and of no force and effect, upon the termination of this Agreement in accordance with its terms.

Section 3.    Certain Obligations. Each Shareholder Party shall not, and shall use reasonable best efforts to cause such Shareholder Party’s controlled affiliates (which, for the avoidance of doubt, shall not include other family members other than such Shareholder’s spouse and children sharing the same household) and Representatives not to, directly or indirectly, (a) solicit, initiate, encourage (including by providing information or assistance) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (b) provide or cause to be provided any non-public information or data relating to the Company in connection with, or have any discussions with, any person relating to or in connection with an actual or proposed Acquisition Proposal (provided that such Shareholder Party may refer any such person to the provisions of this Section 3), (c) engage in any discussions or negotiations concerning an Acquisition Proposal (provided that such Shareholder Party may refer any such person to the provisions of this Section 3) or otherwise take any action to encourage or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (d) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any Acquisition Proposal, (e) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any person in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Integrated Mergers in accordance with the terms of the Merger Agreement, (f) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to any Acquisition Proposal, (g) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes, or intends to take, any action in support of an Acquisition Proposal or (h) approve, endorse, recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, investment agreement, acquisition agreement, option agreement or other similar agreement related to any Acquisition Proposal Nothing contained herein shall prohibit JM or Sr., in such party’s capacity as a member of the Board of Directors of the Company, from taking any action in such capacity to the extent such action is expressly permitted by Sections 6.3 and 6.13 of the Merger Agreement.

Section 4.    Lock-Up.

(a)    From the Effective Time until the day immediately following the six month anniversary of the Closing Date (the “Lock-Up Period”), each Shareholder shall not, and, with respect to the shares of Parent Common Stock issued to Value pursuant to the Merger Agreement, each of JM and Sr. shall cause Value not to (i) Transfer, directly or indirectly, any of the shares of Parent Common Stock issued to such Shareholder pursuant to the Merger Agreement (all such shares, the “Locked-Up Shares”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Locked-Up Shares, except, in each case, that (A) following the one month anniversary of the Closing Date and during the remaining portion of the Lock-Up Period, the Shareholders may Transfer, in the aggregate, up to twenty-five percent (25%) of the Locked-Up Shares, (B) each Shareholder may Transfer Shares to a Permitted Transferee and (C) JM may pledge, as security for a margin loan, any Locked-Up Shares held of record by JM (it being understood that no other Shareholder Party shall pledge any shares of Parent Common Stock beneficially owned by such Shareholder Party); provided that as a condition to such Transfer under clause (B), such Permitted Transferee shall be required to execute a joinder to this Agreement; provided, further, that such Transferring Shareholder shall remain jointly and severally liable for any breaches by any such Permitted Transferee of the terms hereof.

(b)    Each stock certificate or book-entry notation evidencing Value’s ownership of Parent Common Stock must bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR THIS BOOK-ENTRY NOTATION ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AND SUPPORT AGREEMENT, DATED AS OF AUGUST 9, 2019, BY AND AMONG THE OWNER OF SUCH SECURITIES, OCEANFIRST FINANCIAL CORP. AND CERTAIN OTHER PARTIES THERETO AND MAY ONLY BE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF.”

(c)    Each Shareholder hereby agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of the Locked-Up Shares held by such Shareholder except in compliance with this Agreement.

Section 5.    Representations, Warranties and Support Covenants.

(a)    Representations and Warranties. Each Shareholder represents and warrants to Parent as follows and, with respect to the applicable representations and warranties set forth below, Sr. represents and warrants to Parent as follows:

(i)    Power and Authority; Consents. Such Shareholder Party has the capacity to execute and deliver this Agreement and fully understands the terms of this Agreement. With respect to Value, Value has the full corporate power and authority to execute and deliver this Agreement and no further corporate action on the part of Value is required for Value to execute and deliver this Agreement or perform its obligations hereunder. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Shareholder Party for the execution, delivery and performance of this Agreement by such Shareholder Party, the performance by such Shareholder Party of such Shareholder Party’s obligations hereunder or the consummation by such Shareholder Party of the transactions contemplated hereby.

(ii)    Due Authorization. This Agreement has been duly executed and delivered by such Shareholder Party and, in the case of Value, the execution, delivery and performance of this Agreement by such Shareholder Party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Value.

(iii)    Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of such Shareholder Party, enforceable against such Shareholder Party in accordance with its terms (except in all cases as may be limited by the Enforceability Exceptions).

(iv)    Non-Contravention. The execution and delivery of this Agreement by such Shareholder Party does not, and the performance by such Shareholder Party of such Shareholder Party’s obligations hereunder and the consummation by such Shareholder Party of the transactions contemplated hereby does not and will not, violate or conflict with, or constitute a default under (x) any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Shareholder Party is a party or by which such Shareholder Party or such Shareholder Party’s property or assets is bound, (y) any statute, rule or regulation to which such Shareholder Party or such Shareholder Party’s property or assets is subject or (z) in the case of Value, its organizational documents, including any stockholder agreement. Except for this Agreement and, in the case of clause (B) below, the pledge of Shares by JM as collateral for loans with an approximate balance of $2.1 million (as of the date of this Agreement) from S&T Bank, 800 Philadelphia Avenue, Indiana, Pennsylvania, as in effect on the date hereof (the “Loan Agreement”), such Shareholder Party is not, and each controlled affiliate (which, for the avoidance of doubt, shall not include other family members other than such Shareholder Party’s spouse and children sharing the same household) of such Shareholder Party is not, a party to any (A) voting agreement, voting trust or any other contract with respect to the voting of any Shares or (B) any other contract, agreement, arrangement or understanding with respect to the transfer or ownership (but not voting rights) of any Shares. No Shareholder Party has appointed or granted a proxy or power of attorney to any person with respect to any Shares.

(v)    Ownership of Shares. Except for restrictions in favor of Parent pursuant to this Agreement and transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various States of the United States, each Shareholder owns, beneficially and of record, all of the Shares set forth below such Shareholder’s signature on the signature page hereto free and clear of any (A) proxy or other voting restriction or (B) security interest or other lien, other than, in the case of this clause (B), the security interest with respect to the Pledged Shares created by the Loan Agreement. Each Shareholder has sole voting power and sole power of disposition with respect to such Shareholder’s Shares (other than the Pledged Shares in the case of JM having the sole power of disposition) with no restrictions on such Shareholder’s rights of voting or disposition pertaining thereto (other than the Pledged

Shares in the case of restrictions on JM’s rights of disposition), and no person other than such Shareholder has any right to direct or approve the voting or disposition thereof (other than the Pledged Shares in the case of the right to direct or approve the disposition of the Pledged Shares). JM and Sr. together have the power and authority to cause Value to vote the Value Shares in accordance with the terms of this Agreement without any further approval or consent of any person. As of the date hereof, the number of the Shares beneficially owned by each Shareholder is set forth below such Shareholder’s signature on the signature page hereto. Each Shareholder has possession of an outstanding certificate or outstanding certificates representing all of such Shareholder’s Shares (other than Shares held in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(vi)    Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against such Shareholder Party or, to the knowledge of such Shareholder Party, any other person or, to the knowledge of such Shareholder Party, threatened against such Shareholder Party or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(vii)    Reliance. Such Shareholder Party understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder Party’s execution and delivery of this Agreement and the representations and warranties of such Shareholder Party contained herein.

(b)    Support Covenants. From the date hereof until the Expiration Time:

(i)    Each Shareholder Party agrees not to take any action that would make any representation or warranty of such Shareholder Party contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, delaying, interfering with or adversely affecting the performance by such Shareholder Party of his, her or its obligations under this Agreement.

(ii)    Each Shareholder hereby agrees to promptly notify Parent of the number of Shares, if any, acquired in any Share Acquisition by such Shareholder after the execution hereof.

(iii)    Each Shareholder Party hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by applicable Law and any periodic report or proxy statement filed in connection with the transactions contemplated by the Merger Agreement such Shareholder Party’s identity and ownership of the Shares and shares of capital stock of Value and the nature of such Shareholder Party’s obligation under this Agreement.

Section 6.    Further Assurances. From time to time, at the request of Parent and without further consideration, each Shareholder Party shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 7.    Termination. This Agreement will terminate upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided that (i) Section 4 shall survive the Expiration Time in accordance with its terms, (ii) Section 6 shall survive the Expiration Time until the date on which Section 4 no longer applies and (iii) this Section 7 and Section 8 shall survive the Expiration Time indefinitely; provided, further that no such termination or expiration shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 8.    Miscellaneous.

(a)    Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)    If to Parent, to:

OceanFirst Financial Corp.

110 West Front Street

Red Bank, New Jersey 07701

Attention:     Christopher D. Maher

Facsimile:    (732) 349-5070

Email:          cmaher@oceanfirst.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: David Ingles

Facsimile: (917) 777-2697

Email: David.Ingles@skadden.com

(ii)    If to any Shareholder Party, to the address of such Shareholder Party set forth below such Shareholder Party’s signature on the signature pages hereto.

(c)    Amendments, Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d)    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except Parent may, without the consent of any Shareholder Party, assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of Parent. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

(e)    Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(f)    No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g)    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(h)    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(i)    Specific Performance; Remedies Cumulative. The parties hereto agree that Parent would incur irreparable harm if any provision of this Agreement were not performed by each Shareholder Party in accordance with the terms hereof, that there would be no adequate remedy at law for Parent with regard to any breach of any provision herein, and, accordingly, that Parent shall be entitled to an injunction or injunctions to prevent any breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity. Each Shareholder Party hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. Each Shareholder Party agrees that such party will not, and will direct its Representatives not to, object to Parent seeking an injunction or the granting of any such remedies on the basis that Parent has an adequate remedy at law.

(j)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k)    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l)    Submission to Jurisdiction. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court sitting in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 8(b).

(m)    Waiver of Jury Trial. EACH PARTY HERETO INTENTIONALLY, KNOWINGLY AND VOLUNTARILY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(m).

(n)    Drafting and Representation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(o)    Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(p)    Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

OCEANFIRST FINANCIAL CORP.

By:	/s/ Christopher D. Maher
Name: Christopher D. Maher
Title: Chairman, President & CEO

[Signature Page to Voting and Support Agreement]

/s/ Joseph M. Murphy
Joseph Murphy, Sr.

Address:

SHAREHOLDERS

VALUE INVESTORS, INC.

By:	/s/ Joseph M. Murphy
Name: Joseph M. Murphy
Title: Chairman

By:	/s/ JoAnn Murphy
Name:
Title:

Number of shares of Company Common Stock:
182 shares
Address:

/s/ JoAnn Murphy
JoAnn Murphy

Number of shares of Company Common Stock:
727 shares

Encumbrances:	554 shares

Address:

[Signature Page to Voting and Support Agreement]